EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-11178 of Stolt-Nielsen S.A. on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of the Stolt-Nielsen Inc. Retirement Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Stamford, Connecticut
June 28, 2006